M CORP
                         110 Second Street South
                       Great Falls, Montana  59405
                            (406) 727-2600




                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON DECEMBER 9, 1997


To the Shareholders of M Corp:

The annual meeting of Shareholders of M Corp will be held at the offices of the Company, 110 Second Street South, Great Falls,
Montana, on Tuesday, December 9, 1997, at 8:00 a.m., for the following purposes:

          1. To elect three directors to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

          2. To consider and vote upon a proposal to authorize the Board of Directors of the Company to select an Independent
             Certified Public Accounting firm to audit the Company's financial statements for 1997.

          3. To consider and vote upon a proposal to authorize the Board of Directors to grant to each shareholder of record of the Company, and only each shareholder of record of the Company, the nontransferable right to purchase one additional share of the Company's common stock for each two shares of the Company's common stock held by the shareholder of record at the purchase price of Two Dollars ($2.00) per share cash, all as more fully set forth in the accompanying proxy statement under the caption "Proposal To Authorize The Board of Directors to Grant Stock Purchase Rights To Shareholders".

         4.	To transact such other business as may properly come before
            the meeting or any adjournment of the meeting.

The Company has fixed the close of business on October 31, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or adjournments thereof, and only shareholders of record at such time will be entitled to voting rights.


                                 M CORP



                                 Kathleen King,
                                 Assistant Secretary-Treasurer


Great Falls, Montana
November 26, 1997

                                M CORP
                         110 Second Street South
                       Great Falls, Montana  59405

           PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          DECEMBER 9, 1997

Approximate date proxy material sent to shareholders: November 26, 1997.

                  SOLICITATION AND REVOCATION OF PROXY

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of M Corp (the "Company") for its use at the annual meeting of shareholders to be held on Tuesday, December 9, 1997, at 8:00 a.m., at 110 Second Street South, Great Falls, Montana.

Any shareholder signing and returning a proxy in the form enclosed with this statement may revoke such proxy at any time before it is voted at the meeting by giving written notice of such revocation to the Secretary of the Company (which notice shall be given by the filing of a duly executed proxy bearing a later date) or by attending the meeting and voting in person.

Shareholders will be entitled to cast one vote for each share of common stock held by them of record at the close of business on the record date on any matter that may be presented at the meeting for consideration and action by the shareholders, except that shareholders will have cumulative voting rights with respect to the election of directors. Cumulative voting entitles each shareholder to cast for one nominee a total number of votes equal to the number of shares the shareholder held of record at the close of business on the record date multiplied by the number of directors to be elected, or to distribute that total number of votes among as many nominees as the shareholder chooses. Directors are elected by a plurality of the votes cast at a meeting at which a majority of the shares entitled to vote are present in person or by proxy. Where proxies are marked "withhold authority", these shares are included in the determination of the number of shares present and voting. Broker non-votes are not counted in the determination of the number of shares present and voting. You may withhold your vote from any nominee(s) for Director by striking a line through the nominee's name(s) on the proxy form. If you return a signed proxy form that does not indicate your voting preferences, your shares will be voted for the election of the nominated Directors and for the proposal giving the Board of Directors the authority, in its sole discretion, to grant to each shareholder of record the right to purchase one additional share of the Company's $1.00 par value Common Stock for each two shares of the Company's $1.00 par value Common Stock held by the shareholder of record at the purchase price of Two Dollars ($2.00) per share cash (as explained further beginning on page 5 of this proxy statement).

The record date for the determination of shareholders entitled to voting rights at the meeting is the close of business on October 1, 1997. The annual report to shareholders for the year ended December 31, 1996 has previously been mailed to shareholders.

Expenses in connection with this proxy statement including postage, printing and handling, will be paid by the Company. Solicitation may be made of some stockholders by certain directors, officers and employees of the Company in person or by telephone or telegraph. Employees, directors and officers of the Company who may participate in the solicitation of proxies will be reimbursed for out-of-pocket expenses and may receive remuneration for time spent. The Company expects that the amount of remuneration, if any, to be paid to those who solicit proxies will not exceed the total sum of $2,000.00.

                      VOTING SECURITIES, OWNERSHIP OF
                  CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


As of the close of business on October 31, 1997, 867,358 shares of Common Stock, $1.00 par value, were outstanding and are entitled to vote at this meeting.



               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


Set forth below is certain information concerning persons who are known by the Company to own beneficially more than 5% of the Company's voting shares on October 31, 1997:

                                              Amount and
                                              Nature of
                       Name and Address of		  Beneficial      Percent
Title of Class		       Beneficial Owner  		   Ownership       of Class

$1 Par Value		         GNI, Inc.				            700,341		        64.9%
Common Stock		         110 Second Street South
                       Great Falls, Montana

$1 Par Value		         FDC, Inc.				             56,712		         5.3%
Common Stock		         110 Second Street South
                       Great Falls, Montana

$1 Par Value		         Anne Marie and Paul J.	   969,573 (1)	     89.9%
Common Stock		         McCann Family Members
                       110 Second Street South
                       Great Falls, Montana

(1) Includes the 700,341 shares owned by GNI, Inc., of which firm members of the Anne Marie and Paul J. McCann family own directly or indirectly over 50% of the outstanding stock, 56,712 shares owned by FDC, Inc., of which firm members of the Anne Marie and Paul J. McCann family own directly or indirectly over 50% of the outstanding stock, 1,520 shares directly owned by members of the Anne Marie and Paul J. McCann family and options to acquire 211,000 shares of the Company's unissued shares. Anne Marie and Paul J. McCann each disclaim beneficial interest in any shares of stock not owned of record directly by either of them. Neither Anne Marie nor Paul J. McCann personally own any shares of stock in the Company.


                  SECURITY OWNERSHIP OF MANAGEMENT


The table on the following page sets forth as of October 31, 1997, information concerning the beneficial ownership of the Company's common stock by each director, nominee for director and each executive officer named in the Company's Summary Compensation Table and by all directors and executive officers of the Company as a group. Except as otherwise noted, each beneficial owner listed has sole investment and voting power with respect to the common stock indicated.

Name of Individual or		        Amount and Nature 	           Percent
Number of Persons In Group	    of Beneficial Ownership	      of Class

R. Bruce Robson			                     10			 	                 --
G. Robert Crotty, Jr.			               --		                		  --
S. M. McCann					                  36,400(1)		                 3.4%
All Directors and Executive
 Officers as a Group (3 Persons)	  36,410(1)			                3.4%

(1) S. M. McCann is the record owner of 400 shares of the Company's common stock and holds an option to acquire 36,000 shares of the Company's unissued shares. S. M. McCann is a daughter of Anne Marie and Paul J. McCann. See note (1) under Security Ownership of Certain
Beneficial Owners on page 2.

Based solely on its review of reports of persons subject to Section 16(a) of the Securities and Exchange Act, the Company believes that required reports were filed in a timely manner disclosing transactions involving the Company's common stock.

                            CHANGES IN CONTROL

The Company knows of no contractual arrangements which may at a subsequent date result in a change in control of the Company.


             INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTORS

Three present directors of the Company are management's nominees for election as directors of the Company to constitute the entire Board of Directors to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

It is the intention of the persons named in the accompanying proxy to vote for the election of the nominees named below unless directed otherwise. It is expected that if these nominees should decline or be unable to serve, the proxy will be voted to fill any vacancies so arising in accordance with the discretionary authority of the persons named in the proxy.

Unless otherwise indicated all of the nominees for directors have occupied their present position for more than five years. The following sets forth certain information concerning the nominees.

   	R. Bruce Robson, 56, is the Data Processing Manager of Sletten Construction, Co., Great Falls, Montana. Mr. Robson is also the secretary-treasurer and a director of Medical Information
Processing Systems, Inc. and a director of TSI, Inc., a subsidiary of the Company.


	G. Robert Crotty, Jr., 70, is an attorney at law and a partner in the law firm of Graybill, Ostrem & Crotty in Great Falls, Montana.
Mr. Crotty is a director of TSI, Inc.


   	S. M. McCann, 34, President and Director of M Corp, is an attorney at law and an investor. S. M. McCann is a director of GNI, Inc., UAC, Inc. and Diversified Realty, Inc. S. M. McCann is a daughter of Anne Marie and Paul J. McCann.

The Company has only one committee, the executive committee. The
Board of Directors has not appointed an audit committee, compensation committee or a nominating committee.

The executive committee consists of R. Bruce Robson and G. Robert
Crotty, Jr., each of whom are directors. The executive committee meets on call and has authority to act on most matters during the intervals between Board meetings.

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Members of the Board are kept informed of the Company's business by reports and documents sent to them as well as by operating and financial reports submitted to them at Board meetings.

Meetings of the Board of Directors are held as needed, and there is also an organizational meeting following the conclusion of the shareholders meeting. The Board held two meetings in 1996 at which all directors participated.


                REMUNERATION OF DIRECTORS AND OFFICERS

The Company has not adopted a formal plan for the compensation of directors. During 1996 the Company and its consolidated subsidiaries paid a total of $200 to directors of the Company and the Company's consolidated subsidiaries.


                        EXECUTIVE COMPENSATION

Summary Compensation Table. The following table lists the cash compensation paid by the Company and the Company's consolidated subsidiaries to the Company's President for 1996, 1995 and 1994. No officer or director of the Company or the Company's consolidated subsidiaries received total cash compensation in excess of $100,000 for 1996, 1995 or 1994.

Name of Individual			           Calendar		       	 Total Cash
   and Position   			             Year  		        Compensation

S. M. McCann				                  1996			           $      0
  President, Director             1995                     0
                                  1994		                 250

The Company does not have any compensatory stock appreciation rights plans or compensatory stock option plans. During 1996, the Company's Board of Directors granted S. M. McCann the option to purchase 36,000 shares of the Company's unissued common stock at the exercise price of five dollars per share. Also during 1996, the Company's Board of Directors granted Paul J. McCann the option to purchase 175,000 shares of the Company's unissued common stock at the exercise price of five dollars per share. The options are classified as non-statutory stock options. The options expire on September 1, 2003.

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

An independent certified public accounting firm has not yet been selected to audit the Company's financial statements for 1997. To allow the Board of Directors flexibility, the Board of Directors requests shareholder approval authorizing the Board of Directors to select an independent certified public accounting firm to audit the Company's financial statements for 1997.

The Board of Directors can select an independent accounting firm without shareholder approval, however, the Board has requested shareholder approval as a matter of courtesy to shareholders. In the event of a negative vote by the shareholders on the matter, the Board will select an independent accounting firm to audit the Company's financial statements for 1997 and may subsequently request ratification of the selection by the shareholders.

Dwyer & Keith, CPAs, P.C., served as the Company's independent auditors for 1996. A representative of Dwyer & Keith, CPAs, P.C. is not expected to attend the shareholders meeting. If a representative of Dwyer & Keith, CPAs, P.C. is at the meeting, he will be welcome to make whatever statement he desires on behalf of his firm and he will be available to respond to appropriate questions addressed to him. No substantial services other than auditing have been provided by Dwyer & Keith, CPAs, P.C., or any other public accountant.

The firm of Dwyer & Keith, CPAs, P.C. has not resigned or declined to stand for re-election nor has that firm been dismissed by the Board of Directors as the Company's independent certified public accountants. There have been no material disagreements between the Company and Dwyer & Keith, CPAs, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The reports of Dwyer & Keith, CPAs, P.C. on the Company's financial statements for the past two years have been unqualified.


  PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO GRANT STOCK PURCHASE
                        RIGHTS TO SHAREHOLDERS

The Board of Directors is submitting to the shareholders for the shareholders to vote on authorizing the Board of Directors to grant to each shareholder of record of the Company the right to purchase one additional share of the Company's $1.00 Par Value Common Stock for each two shares of the Company's $1.00 par value Common Stock owned of record by the shareholder at the purchase price of $2.00 per share cash.

If the proposal is approved and if the Board of Directors thereafter decides to grant to each shareholder of record the right to purchase one additional share for each two shares held of record by the shareholder, the Board of Directors intends to allow each shareholder of record the right to exercise all or a portion of his or her right to purchase subject to a minimum of ten dollars ($10.00) per order. The Company will not accept any orders for more shares than the shareholder's right to purchase nor will the Company accept orders for, or issue, any fractional shares.

If the proposal is approved by the Company's shareholders and if the Board of Directors authorizes the grant of such rights to the Company's shareholders and additional shares of the Company's common stock are subsequently issued, the Company intends to use the net proceeds from the sale of the Common Stock to fund the Company's operations.

The Company currently does not have any revenue generating activities other than management and accounting services that the Company may provide to its subsidiaries from time to time. The Company currently depends substantially upon cash dividends from its subsidiaries for the funding of its cash requirements. Dividends paid by First Montana Title

Insurance Company ("FMTIC"), the Company's lower tier subsidiary, are restricted by statutes of the State of Montana. FMTIC is required to obtain regulatory approval before making any dividend distributions. At December 31, 1996, substantially all of the Company's consolidated retained earnings were subject to such restrictions. At December 31, 1996, on an unconsolidated basis, M Corp had an accumulated deficit of $8,016,088.

Following are condensed, unaudited and unconsolidated balance sheets of M Corp, as of September 30, 1997 and December 31, 1996. The condensed, unaudited and unconsolidated balance sheets of M Corp should be read in conjunction with the audited consolidated financial statements and notes thereto of M Corp contained in the Company's Annual Report to shareholders for the year ended December 31, 1996, which has previously been mailed to shareholders.

                                      September 30,       December 31,
                                          1997                1996
          Assets

Cash                                 $     22,268         $    143,473
Investments in Subsidiaries, at Cost    2,759,597            2,122,892
Other                                     127,380              387,418
   Total Assets                      $  2,909,245         $  2,653,783


 Liabilities and Stockholders' Equity

Accounts Payable and
      Accrued Liabilities            $    256,137         $     50,649
Common Stock and Paid-In-Capital       12,985,566           12,985,566
Accumulated Deficit                    (7,966,114)          (8,016,088)
Treasury Stock                         (2,366,344)          (2,366,344)
   Total Liabilities and
       Stockholders' Equity          $  2,909,245         $  2,653,783

The Company is authorized to issue 5,000,000 shares of $1.00 par value common stock. As of October 31, 1997, there were 3,051,004 shares issued of which 867,358 shares are outstanding. As of October 31, 1997, the Company had issued outstanding options to purchase 211,000 shares of the Company's previously unissued common stock at the exercise price of $5.00 per share exercisable at any time on or before September 1, 2003. The Company has no other securities issued or outstanding.

Each share of common stock is entitled to one vote on each matter submitted to the shareholders with cumulative voting rights in the election of directors. The shares of common stock are fully paid and non-assessable and do not have preemptive rights. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. A limited amount of dividends have been declared and paid by the Company in the past and there are no assurances that the Company will declare and pay any dividends in the future.

The Company's common stock is not traded on any securities exchange.
To the Company's knowledge, neither bid nor asked quotations for the Company's common stock have appeared in any established quotation system during the past several years, nor are such quotations reported in any newspapers, nor are records kept of any quotations by the National Quotation Bureau, Inc. No public market exists for the Company's common stock and the Company believes that neither the approval of the proposal nor the issuance of shares offered pursuant thereto will, in and of themselves, result in a public market for the Company's common stock.

	The Board of Directors could have granted the right to purchase the Company's common stock to each existing shareholder without the specific authority of the Company's shareholders. However, the Board of Directors has requested shareholder approval as a matter of courtesy to the Company's shareholders. Approval of the proposal will require a favorable vote of a majority of the outstanding shares.

Members of the Anne Marie and Paul J. McCann family have advised the Board of Directors that all outstanding shares owned or controlled by them directly or indirectly will be voted in the same manner as a majority of the shares of unaffiliated shareholders (shareholders other than GNI, Inc., FDC, Inc. and members of the Anne Marie and Paul J. McCann family) are voted with respect to the proposal. Therefore, shareholders other than the Anne Marie and Paul J. McCann family will determine if the proposal is approved or not. It is important that shareholders other than members of the Anne Marie and Paul J. McCann family vote on the proposal as their vote will determine whether the proposal is adopted or not.


           STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

It is anticipated that the 1998 Annual Meeting of shareholders will be held in July, 1998. Stockholder proposals intended for presentation at the meeting must be received by the Company for inclusion in its proxy statement and form of proxy relating to the meeting no later than April 15, 1998.


                        OTHER INFORMATION

Each share of Common Stock is entitled to one vote on each matter submitted to the shareholders with cumulative voting rights in the election of directors. The shares of Common Stock are fully paid and non-assessable and do not have preemptive rights. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. The Company does not have any plans to liquidate the Company or to sell a material amount of assets of the Company or to make any changes in management of the Company or in the Board of Directors. Management of the Company is presently considering whether to implement a corporate reorganization whereby the Company would be merged with and into a future parent company. Montana Business Corporation Law provides for appraisal rights for shareholders to obtain fair value for their shares in the event of such a likely reorganization. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. A limited amount of dividends have been declared and paid by the Company in the past and there is no assurance as to what the Board of Directors may do pertaining to the declaration of dividends in the future.

Additional information concerning the Company is set forth in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996. The Company's Annual Report on Form 10-KSB will be mailed to shareholders, without charge, upon the written request of the shareholder. Requests should be mailed to Secretary, M Corp, P. O. Box 2249, Great Falls, Montana 59403.


                	MANNER IN WHICH PROXIES WILL BE VOTED

All properly executed proxies received by management will be voted.
In the absence of contrary direction, management proposes to vote the proxies for the election of each of the above nominees to the Board, each to hold office until the next annual meeting of shareholders or until his successor is duly elected and qualified, to vote the proxies for the proposal authorizing the Board of Directors to select an independent certified public accounting firm to audit the Company's financial statements for 1997 and to vote the proxies for the proposal authorizing the Board of Directors to grant to each shareholder of record, and only each shareholder of record, the nontransferable right to purchase one additional share of the Company's common stock for each two shares of the Company's common stock held by the shareholder of record at the purchase price of Two Dollars ($2.00) per share cash.

Management knows of no other business to be presented for action at the meeting other than the matters stated above. If any other matter should properly come before the meeting, it is intended that the proxy agents named in the proxy will vote thereon in accordance with their best judgment.

Whether or not you expect to be present at the meeting, you are urged to execute and return the enclosed form of proxy. You can always vote in person if you attend the meeting.



                              M Corp




                              Kathleen King,
                              Assistant Secretary-Treasurer



November 26, 1997
Great Falls, Montana

                                                                        PROXY

              THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS

                              M CORP

The undersigned hereby appoints K. King, G. Robert Crotty, Jr. and
R. Bruce Robson and each of them, with full power of substitution, to represent the undersigned and to vote all stock registered in the name of the undersigned at the annual meeting of shareholders of M Corp to be held at 110 Second Street South, Great Falls, Montana, on Tuesday, December 9, 1997, at 8:00 a.m., and at any adjournments thereof, on the proposals listed below and as more particularly described in the Company's proxy statement and in their discretion upon such other matters as may properly come before the meeting. The Board of Directors recommends a vote for the following proposals:

1.	Election of the three directors listed below as proposed in the accompanying proxy statement.

     FOR all nominees listed below        WITHHOLD AUTHORITY to
    (except as marked_to the              vote for all_nominees listed
    contrary below) |_|		                      below |_|

Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.

G. Robert Crotty, Jr.,        Sheila M. McCann,         R. Bruce Robson

2.	Authorize the Board of Directors to select an Independent Certified
Public Accounting firm to audit the Company's financial statements for
1997.
           _               _               _
      FOR |_|		   AGAINST |_|		   ABSTAIN |_|

3.	Authorize the Board of Directors to grant to each shareholder of record of the Company, and only each shareholder of record of the Company, the nontransferable right to purchase one additional share of the Company's common stock for each two shares of the Company's common stock held by the shareholder of record at the purchase price of Two Dollars ($2.00) per share cash, all as more fully set forth in the accompanying proxy statement under the caption "Proposal To Authorize The Board of Directors to Grant Stock Purchase Rights To Shareholders".
           _               _              _
      FOR |_|	    AGAINST |_|    ABSTAIN |_|

4.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

The shares represented hereby shall be voted in accordance with any specification made above. UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 LISTED ABOVE.


__________________, 1997



                                      __________________________________
                             							       Signature of Shareholder